NEWS RELEASE

Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
281-504-8026

Ken Dennard, Managing Partner
DRG&L
ksdennard@drg-l.com
713-529-6600

US DATAWORKS ANNOUNCES FISCAL 2013 SECOND QUARTER RESULTS

SUGAR LAND, TX – NOVEMBER 14, 2012 – US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its fiscal 2013 second quarter ended September 30, 2012.

Revenue for the second quarter of fiscal 2013 was $1.7 million compared to revenue of $1.7 million for the second quarter of fiscal 2012. Net loss for the second quarter of fiscal 2013 was $47,000, or $0.00 loss per share, compared to a net loss of $257,000, or $0.01 loss per share, for the second quarter of fiscal 2012.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review its fiscal 2013 second quarter results on Thursday, November 15, 2012 at 11:00 a.m. Eastern time, 10:00 a.m. Central time. To listen to the call, dial (480) 629-9771 at least 10 minutes before the call begins and ask for US Dataworks’ conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until November 22, 2012. To access the replay, dial (303) 590-3030 using a pass code of 4575648#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks

US Dataworks offers cloud computing on-demand payment processing services with proven enterprise-class payment, deposit, returns processing and powerful payment analytic tools. US Dataworks is a trusted payments provider to financial institutions, telecommunications providers, content providers, corporate billers and government agencies.

US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2012	2011	2012	2011

Revenues:
Software transactional and subscription	$633,794	$684,908	$1,283,693	$1,368,226
Software licensing	7,143	7,268	9,575	98,470
Software maintenance	175,043	163,637	341,962	305,634
Professional services	884,747	826,497	1,277,172	1,410,515
Software resale	8,932	4,301	8,932	76,689

Total revenues	1,709,659	1,686,611	2,921,334	3,259,534

Cost of revenues	534,692	542,733	1,022,171	1,103,638

Gross profit	1,174,967	1,143,878	1,899,163	2,155,896

Operating expenses:
Research and development	208,849	206,366	440,463	459,607
Sales and marketing	224,598	385,405	503,523	688,856
General and administrative	595,055	638,129	1,153,987	1,196,338
Depreciation and amortization	15,106	22,849	33,735	47,478
Total operating expenses	1,043,608	1,252,749	2,131,708	2,392,279

Net income (loss) from operations	131,359	(108,871)	(232,545)	(236,383)

Other expense:
Interest expense	(22,119)	(23,011)	(43,540)	(43,535)
Interest expense – related parties	(141,115)	(124,970)	(290,488)	(249,127)
Unrealized loss on fair value of derivative instruments	(11,760)	—	(11,760)	—
Total other expense	(174,994)	(147,981)	(345,788)	(292,662)

Net income (loss)	$(43,635)	$(256,852)	$(578,333)	$(529,045)

Basic earnings (loss) per share	$(0.00)	$(0.01)	$(0.02)	$(0.02)

Diluted earnings (loss) per share	$(0.00)	$(0.01)	$(0.02)	$(0.02)

Basic weighted-average shares outstanding	33,551,398	33,401,485	33,534,183	33,382,931

Diluted weighted-average shares outstanding	33,551,398	33,401,485	33,534,183	33,382,931

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US DATAWORKS, INC.

UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,966	$81,985
Accounts receivable, trade, net of allowance for doubtful accounts at September 30, 2012 and March 31, 2012 of $10,500 and $0, respectively	914,637	437,662
Prepaid expenses and other current assets	223,451	200,636
Total current assets	1,210,054	720,283

Property and equipment, net	161,765	184,387
Goodwill	4,020,698	4,020,698
Other assets	32,111	42,354
Total assets	$5,424,628	$4,967,722

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long term debt, net of unamortized discount at September 30, 2012 and March 31, 2012 of $4,610 and $0, respectively	$718,207	$244,667
Current portion of long term debt – related party, net of unamortized discount at September 30, 2012 and March 31, 2012 of $1,152 and $0, respectively	23,848	—
Accounts payable	538,867	426,895
Accrued expenses	303,067	138,033
Accrued interest – related parties	490,508	383,592
Deferred revenue	436,824	424,191
Derivative instruments	25,160	—
Total current liabilities	2,536,481	1,617,378

Long term liabilities:
Notes payable, net of unamortized discount at September 30, 2012 and March 31, 2012 of $3,810 and $2,557, respectively	103,617 Q	109,078
Notes payable – related parties, net of unamortized discount at September 30, 2012 and March 31, 2012 of $194,819 and $267,689, respectively	2,922,426	2,849,556
Total long term liabilities	3,026,043	2,958,634
Total liabilities	5,562,524	4,576,012

Commitments and contingencies

Stockholders’ equity (deficit):
Convertible Series B preferred stock, $0.0001 par value, 700,000 shares authorized, 109,933 shares issued and outstanding, $3.75 liquidation preference, dividends of $479,481 and $458,802 in arrears as of September 30, 2012 and March 31, 2012, respectively	11	11

Common stock, $0.0001 par value, 90,000,000 shares authorized, 33,551,773 and 33,485,835 shares issued and outstanding as of September 30, 2012 and March 31, 2012, respectively	3,355	3,348
Additional paid-in-capital	66,641,880	66,593,160
Accumulated deficit	(66,783,142)	(66,204,809)
Total stockholders’ equity (deficit)	(137,896)	391,710

Total liabilities and stockholders’ equity	$5,424,628	$4,967,722

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US DATAWORKS, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

For the Six Months Ended September 30,

	2012	2011
Cash flows from operating activities:
Net loss from operating activities	$(578,333)	$(529,045)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	33,735	47,478
Bad debt expense	15,581	—
Amortization of discount on notes payable	3,618	—
Amortization of discount on notes payable – related parties	73,823	70,075
Amortization of deferred financing costs – related parties	10,243	7,269
Stock based compensation	50,539	19,886
Unrealized loss on fair value of derivative instruments	11,760	—
Changes in operating assets and liabilities:
Accounts receivable	(492,556)	183,010
Prepaid expenses and other current assets	(22,815)	161,940
Accounts payable	111,972	50,231
Accrued expenses	165,034	194,460
Accrued interest – related parties	106,916	149,153
Deferred revenue	12,633	(223,875)

Net cash (used in) provided by operating activities	(497,850)	130,582

Cash flows from investing activities:
Purchase of property and equipment	(11,113)	(20,758)

Net cash used in investing activities	(11,113)	(20,758)

Cash flows from financing activities:
Payments on note payable to bank	—	(174,294)
Payments on secured line of credit	(1,751,383)	(312,690)
Proceeds from secured line of credit	1,507,331	209,714
Payments on factoring facility	(475,214)	—
Proceeds from factoring facility	1,094,860	—
Proceeds from issuance of notes payables and detachable stock warrants	125,000	125,000
Payments on equipment loan payable	(1,650)	(1,650)

Net cash provided by (used in) financing activities	498,944	(153,920)

Net decrease in cash and cash equivalents	(10,019)	(44,096)
Cash and cash equivalents, beginning of period	81,985	44,096
Cash and cash equivalents, end of period	$71,966	$—

Supplemental disclosures of cash flow information:
Interest paid	$151,138	$28,110
Income taxes paid	—	—

Supplemental disclosures of non-cash financing activities:
In conjunction with the extension of certain existing notes payable and the issuance of new notes payable, the Company issued additional common stock warrants and modified the existing notes to add a common stock conversion feature. As a result, the following balance sheet accounts were affected as follows:
Increased derivative warrant instruments	$13,400	$—
Increased note discount on notes payable	11,588	—
Decreased additional paid-in-capital	(1,812)	—

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US DATAWORKS, INC.

INCOME STATEMENT DATA

UNAUDITED Non GAAP Reconciliations

	For the Three Months ended September 30,		For the Six Months ended September 30,
	2012	2011	2012	2011
Reconciliation of adjusted EBITDA (See Note 1)
Net income (loss)	$(43,635)	$(256,852)	$(578,333)	$(529,045)
Depreciation and amortization	15,106	22,849	33,735	47,478
Stock based compensation expense	49,012	8,349	50,539	19,886
Interest	163,234	147,981	334,028	292,662
Adjusted EBITDA (See Note 1)	$183,717	$(77,673)	$(160,031)	$(169,019)

Reconciliation of EBITDA margin
Revenue	$1,709,659	$1,686,611	$2,921,334	$3,259,534
Adjusted EBITDA	$183,717	$(77,673)	$(160,031)	$(169,019)
Margin %	11%	-5%	-5%	-5%

Note 1:

Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments. Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities. Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals. In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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